SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

ML CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-184636	33-1219511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 NE 36th Street, Miami, Florida 33137

(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code: (786) 313-3206

16810 East Avenue of the Fountains. Suite 103. Fountain Hills, Arizona 85268

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240.14a-l 2).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c)).

As used herein, the terms, "we," "us," "our," and the "Company" refers to ML Capital Group, Inc., a Nevada corporation, unless otherwise stated.

Item 1.01 Entry into a Material Definitive Agreement

As previously noted on the April 1, 2016 press release, it was announced that Ms. Nelson tendered her resignations as CEO and member of the Board of Directors. Additionally, Mr. Bobryk was appointed CEO and Chairman of the Board. Furthermore, the April 8, 2016 press release noted the cancellation of 1,562,250,000 restricted common shares and the resulting issued and outstanding capital share structure of 1,216,297,221.

The Company entered into a binding Letter of Intent on April 22, 2016 with First Class Hawaiian Coaches LLC. and on the May 6, 2016 press release, shareholders were notified by the Company that it had reduced its authorized capital share limit to 5.01 billion shares.

As of June 10th 2016, the Company's officers and directors have elected to discontinue business operations of Superstar Products LLC., its wholly-owned subsidiary. This decision is a result of management's redirection of its business operations towards the travel and tourism sector.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

None

2

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Capital Group, Inc.

Date: June 10, 2016	By:	/s/ Kevin Bobryk
Kevin Bobryk
President, Chief Executive Officer and Secretary